SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ELECTRO-SENSORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
    Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:




                      [LOGO] E L E C T R O * S E N S O R S

ELECTRO-SENSORS, INC.                                               612/930-0100
6111 BLUE CIRCLE DRIVE
MINNETONKA, MINNESOTA 55343

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1997

To the Shareholders of Electro-Sensors, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Electro-Sensors, Inc. will be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Tuesday, April 29, 1997, at 2:00 p.m., local time, for the following purposes:

     1.   To set the number of directors at five;

     2. To elect five directors to serve until the next annual meeting of shareholders;

     3.   To approve the Company's 1997 Stock Option Plan;

     4. To approve auditors for the Company for the fiscal year ending December 31, 1997; and

     5. To take action upon any other business as may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996.

The Board of Directors has fixed the close of business on March 19, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Bradley D. Slye
                                        Bradley D. Slye
                                        PRESIDENT

Dated: March 24, 1997
Minnetonka, Minnesota

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.




                      [LOGO] E L E C T R O * S E N S O R S

ELECTRO-SENSORS, INC.                                               612/930-0100
6111 BLUE CIRCLE DRIVE
MINNETONKA, MINNESOTA 55343

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1997

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Electro-Sensors, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on Tuesday, April 29, 1997, at 2:00 p.m., local time, and at all adjournments thereof. The mailing address of the principal executive office of the Company is 6111 Blue Circle Drive, Minnetonka, Minnesota 55343. This Proxy Statement, the related Proxy and Notice of Annual Meeting are first being mailed to shareholders on or about March 24, 1997.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.


                      OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed March 19, 1997, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 19, 1997, 1,944,911 shares of the Company's Common Stock, par value $.10, were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting and such 1,944,911 shares are the only shares which may be voted. Each share of Common Stock is entitled to one vote. Holders of Common Stock are not entitled to cumulative voting rights.


             SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table contains information as of March 19, 1997, concerning the beneficial ownership of Common Stock of the Company by each person known to the Company to be the beneficial owner of five percent (5%) or more of the Company's Common Stock, by each executive officer of the Company named in the Summary Compensation Table, by each director and nominee for director of the Company, and by all directors and executive officers of the Company as a group:


                                          NUMBER OF SHARES       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED(1)    OF CLASS
------------------------------------    ---------------------    --------

Peter R. Peterson                              842,335(2)          42.4%
 6111 Blue Circle Drive
 Minnetonka, MN 55343

Jean C. Slattery                               269,237(3)          13.6%
 4378 Mackey Avenue
 Minneapolis, MN 55424

Estate of James P. Slattery                    157,392(4)           5.3%
 4378 Mackey Avenue
 Minneapolis, MN 55424

Electro-Sensors, Inc.                          112,890              5.8%
 Employee Stock Ownership Trust
 6111 Blue Circle Drive
 Minnetonka, MN 55343

Mark D. Laumann                                 39,764(5)           2.0%
 6111 Blue Circle Drive
 Minnetonka, MN 55343

Bradley D. Slye                                 21,131(6)           1.1%
 6111 Blue Circle Drive
 Minnetonka, MN 55343

John S. Strom                                   16,000(7)              *
 5005 Arden Avenue
 Edina, MN 55424

Joseph A. Marino                                 5,000(8)              *
 501 E. Highway 13, #108
 Burnsville, MN 55337

Officers and Directors                         924,230(9)          45.8%
 as a Group (5 persons)

-----------------------------
*  Indicates ownership of less than one percent.

(1) Unless otherwise indicated, each person named or included in the group has the sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him.

(2) Includes 3,000 shares held by Mr. Peterson's wife, 4,274 shares held by the ESOP for the account of Mr. Peterson, and 40,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997.

(3) Includes 100,090 shares and options to purchase 40,500 shares held by the estate of James P. Slattery and 16,802 shares held by the Company's Employee Stock Ownership Plan and Trust ("ESOP") for the account of Mr. Slattery's estate. Jean C. Slattery is the personal representative of such estate.

(4) Includes 40,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997, and 16,802 shares held by the Company's ESOP for the account of Mr. Slattery's estate.

(5) Includes 1,000 shares held in an Individual Retirement Account by Mr. Laumann's wife, 7,764 shares held by the ESOP for the account of Mr. Laumann, and 4,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997.

(6) Includes 10,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997 and 4,741 shares held by the ESOP for the account of Mr. Slye.

(7) Includes 13,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997.

(8) Includes 4,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997.

(9) Includes 73,000 shares that may be purchased by officers and directors upon exercise of options presently exercisable or exercisable within 60 days of March 19, 1997, and 16,779 shares allocated to officers' accounts under the ESOP.


                              ELECTION OF DIRECTORS
                             (PROPOSALS #1 AND #2)

GENERAL INFORMATION

The Bylaws of the Company provide that the number of directors, which shall not be less than one, shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at five and that five directors be elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. Under applicable Minnesota law, approval of the proposal to set the number of directors at five, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the annual meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the annual meeting.

The persons named below have been nominated for election by management. All nominees are currently directors of the Company. In the absence of other instructions, each proxy will be voted for each of the following nominees. If, prior to the Annual Meeting of Shareholders, it should become known that any of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

                                                                   DIRECTOR
NAME AND AGE                    PRINCIPAL OCCUPATION                SINCE
------------                    --------------------               --------

Bradley D. Slye (37)     Chairman of the Board and                   1997
                          President of the Company

Peter R. Peterson (63)   President, P.R. Peterson Co.                1969
                          (a venture capital firm);
                          Secretary of the Company

John S. Strom (63)       Retired                                     1989

Mark D. Laumann (42)     Treasurer of the Company                    1994

Joseph A. Marino (45)    President and Chief Executive Officer       1994
                          of Applied Biometrics, Inc.
                          (a medical equipment manufacturer)

BUSINESS EXPERIENCE

Mr. Peterson has been active in the venture capital business for over 20 years. Mr. Peterson has been a Director of the Company since 1969 and Secretary since 1973. Mr. Peterson is also a director of PPT Vision, Inc.

Mr. Slye has been the Chairman of the Board and President of the Company since January 6, 1997, when he was elected to succeed James P. Slattery, the Company's former Chairman and President, who died on December 27, 1996. Mr. Slye has served as a Design Engineer for the Company since 1987 and as Engineering Manager since 1990. He received his BSEE degree from the University of Minnesota in 1983, following which he was employed as an electrical engineer by Micro Component Technology, Inc. in Shoreview, Minnesota prior to joining the Company.

Prior to his retirement in June 1994, Mr. Strom was engaged in real estate sales, serving with Burnet Realty from April 1988 to December 1992, and with Scenic Point Properties from January 1993 to June 1994. Prior to April 1988, he had been employed by Norwest Corporation, a bank holding company, and Norwest Bank Bloomington, since 1960. Most recently, he served as a Unit Controller for Norwest Corporation from 1986 to March 1988, supervising retail operations for Twin Cities Norwest banks, and from 1980 to 1986 he served as Senior Vice President of Administration and Chief Financial Officer for Norwest Bank Bloomington.

Mr. Laumann has been employed by the Company in various accounting capacities since 1975, serving as Controller from March 1981 to January 1994, when he was elected Treasurer and a Director.

Mr. Marino has been President and Chief Executive Officer of Applied Biometrics, Inc. since January 1994, and served as President and Chief Executive Officer of Biomedical Dynamics, a medical equipment manufacturer, from July 1984 to December 1993. Mr. Marino is also a director of Applied Biometrics, Inc.

COMMITTEE AND BOARD MEETINGS

The Company's Board of Directors has an Audit Committee which reviews the scope of the independent accountants' audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. During 1996 the Audit Committee, which consisted of John S. Strom and Joseph A. Marino, met twice. The Board also has a Stock Option Committee, whose members are Messrs. Marino and Strom, which administers the Company's employee stock plans. During 1996 the Stock Option Committee met twice. The Company does not have a nominating committee.

During 1996 the Board of Directors of the Company held two formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of all Committees on which he served.

COMPENSATION OF DIRECTORS

Directors receive $4,000 per year for their service on the Board.


                              CERTAIN TRANSACTIONS

In February 1991 the Company loaned the sum of $65,000 to James P. Slattery, the Company's former President, in order that Mr. Slattery could exercise a stock option under the Company's 1982 Stock Option Plan. Such loan, which was represented by a promissory note due in February 1998, was paid in February 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's former Chairman, President and Chief Executive Officer, the only executive officer whose salary and bonus for fiscal 1996 exceeded $100,000.

                                                                                       LONG-TERM COMPENSATION
                                                                               ------------------------------------
                                                 ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                                         ----------------------------------    ------------------------     -------
                                                                                             SECURITIES
                                                                               RESTRICTED    UNDERLYING
                                                               OTHER ANNUAL       STOCK       OPTIONS/       LTIP        ALL OTHER
                                         SALARY      BONUS     COMPENSATION     AWARD(S)        SARS        PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)           ($)            ($)           (#)          ($)         ($)(1)
---------------------------     ----     ------      -----     ------------    ----------    ----------     -------    ------------
James P. Slattery,              1996     165,771     57,523          0              0               0          0          10,218
Former Chairman,                1995     159,285     67,296          0              0           4,500          0           9,582
President and CEO               1994     153,167     48,888          0              0           4,500          0           9,721

------------------------
(1) Amounts reflect allocations to individual's accounts of Company contributions to the Employee Stock Ownership Plan and 401(k) Plan.

EMPLOYMENT AGREEMENTS

The Company had an employment agreement with Mr. Slattery which provided for a base salary subject to annual review, an annual bonus equal to 5% of net pre-tax profits of the Company's Controls Division and Microflame subsidiary and benefits as provided to all employees. As provided by the Agreement, as a result of Mr. Slattery's death the Company will pay his widow an amount equal to one year of Mr. Slattery's base salary ($165,500 at the time of his death).

OPTION/SAR GRANTS DURING 1996 FISCAL YEAR

No stock options or stock appreciation rights were granted to the named executive officer during the fiscal year ended December 31, 1996.

AGGREGATED OPTION/SAR EXERCISES DURING 1996 FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information related to options exercised by the named executive officer during fiscal 1996 and the number and value of options held at fiscal year end.

                                                                             VALUE OF
                                                          NUMBER OF        UNEXERCISED
                                                         UNEXERCISED       IN-THE-MONEY
                                                       OPTIONS/SARS AT    OPTIONS/SARS AT
                                                          FY-END (#)        FY-END ($)
                     SHARES ACQUIRED       VALUE         EXERCISABLE/      EXERCISABLE/
NAME                 ON EXERCISE (#)    REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE(1)
----                 ---------------    ------------    -------------    ----------------
James P. Slattery         -0-               -0-           40,500/0           $6,750/0

----------------------------
(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 31, 1996. The closing price of the Company's Common Stock on that day on the Nasdaq Stock Market was $3.375. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.


                       APPROVAL OF 1997 STOCK OPTION PLAN
                                  (PROPOSAL #3)
GENERAL

The Board of Directors has adopted, subject to shareholder approval, the Electro-Sensors, Inc. 1997 Stock Option Plan (the "Plan"). A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company's Treasurer.

DESCRIPTION OF PLAN

PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, employees and key consultants upon whose efforts the success of the Company will depend to a large degree. A total of 300,000 shares of Common Stock have been reserved for options under the Plan.

TERM. Incentive stock options may be granted under the Plan for a period of ten years from the date of adoption of the Plan by the Board of Directors. Nonqualified stock options may be granted pursuant to the Plan until the Plan is discontinued or terminated by its Board.

ADMINISTRATION. The Plan may be administered by the Board of Directors or a Stock Option Committee of the Board (the "Committee"). The Plan gives broad powers to the Board or the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of March 4, 1997, the Company had approximately 42 employees (of which three are officers) and two directors who are not employees.

OPTIONS. When an option is granted under the Plan, the Committee at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and, unless otherwise determined by the Committee, the option price of a nonqualified option will not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock on March 4, 1997 was $3.625. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment or directorship.

AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company and (ii) the Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to optionees under the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under
Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

PLAN BENEFITS. No stock options have been granted under the Plan to date. Because future grants of options are subject to the discretion of the Stock Option Committee or Board, the future benefits that may be received by any individuals or groups under the Plan cannot be determined at this time.

VOTE REQUIRED

The Board of Directors recommends that the shareholders approve the 1997 Stock Option Plan. Approval of the Plan requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.


                              APPROVAL OF AUDITORS
                                  (PROPOSAL #4)

The Company's Board of Directors retained Schweitzer Rubin Karon & Bremer as its principal independent accountants for the fiscal year ended December 31, 1996 and has selected Schweitzer Rubin Karon & Bremer to serve as the Company's auditors for the fiscal year ending December 31, 1997. The Board of Directors desires that the selection of such auditors for the current fiscal year be submitted to the shareholders for approval. If the selection is not approved, the Board of Directors will reconsider its decision.

Representatives of Schweitzer Rubin Karon & Bremer are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement regarding financial and accounting matters of the Company, if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to Insiders were complied with except that one form covering one gift transaction was filed late by James P. Slattery.


                          ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.


                              SHAREHOLDER PROPOSALS

The Company did not receive from its shareholders any proposals for action at the meeting. Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next annual meeting in calendar year 1998 must be received by the Company by November 24, 1997 to be includable in the Company's proxy statement and related proxy for the 1998 annual meeting.


                                  SOLICITATION

The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.


                                 OTHER BUSINESS

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Bradley D. Slye
                                        Bradley D. Slye
                                        PRESIDENT

Dated: March 24, 1997
       Minnetonka, Minnesota
       143845




                              ELECTRO-SENSORS, INC.

                             1997 STOCK OPTION PLAN


                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section 1(a) "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         (b) The "Company" shall mean Electro-Sensors, Inc., a Minnesota corporation.

         (c) "Fair Market Value" shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

         (d) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Non-Employee Director" shall mean members of the Board who are not employees of the Company or any subsidiary.

         (f) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 12) reserved for options pursuant to this Plan.

         (g) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; or a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10.

         (h) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (i) The "Plan" means the Electro-Sensors, Inc. 1997 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (j) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Section 10 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors. Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if shareholder approval is not obtained within such twelve-month period.


                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in
Section 2.


                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted under this Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In designating participants, the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.


                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Three Hundred Thousand (300,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 12 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.


                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

         With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.


                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

         The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Other Provisions. The Option Agreement authorized under this
         Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.


                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that the option price may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock per share on the date of grant.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 10 shall contain such other provisions as the Administrator shall deem advisable.


                                   SECTION 11.

                               TRANSFER OF OPTION

         No incentive stock option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any incentive stock option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

         The Administrator may, in its sole discretion, permit the Optionee to transfer any or all nonqualified stock options to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.


                                   SECTION 12.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         Unless otherwise provided in the stock option agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate. In addition to the foregoing, in the event of such a transaction, the Board may provide for one or more of the following:

         (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

         (b) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

         (c) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                                   SECTION 13.

                            SECURITIES LAW COMPLIANCE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (i) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

         As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

         (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

         (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

         (c) In the event of a transaction (as defined in Section 12 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

         The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 13.


                                   SECTION 14.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).


                                   SECTION 15.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.


                                   SECTION 16.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.




                              ELECTRO-SENSORS, INC.

                            PROXY FOR ANNUAL MEETING
                                 APRIL 29, 1997

The undersigned hereby appoints BRADLEY D. SLYE and PETER R. PETERSON, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of the Common Stock of Electro-Sensors, Inc. registered in the name of the undersigned at the 1997 Annual Meeting of Shareholders of the Company to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, at 2:00 p.m., local time, on April 29, 1997, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Meeting.

The Board of Directors recommends that you vote FOR each proposal.

1.   Set number of directors at five.

                 [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

2. Elect five directors. (Nominees: B. Slye, P. Peterson, J. Strom, M. Laumann, J. Marino)

     [ ]  FOR all nominees listed above     [ ]  WITHHOLD AUTHORITY
          (except those whose names have         to vote for all nominees listed
          been written on the line below)        above

     ---------------------------------------------------------------------------
3.   Approve 1997 Stock Option Plan.

                  [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)


                         (CONTINUED FROM OTHER SIDE)

4. Approve appointment of Schweitzer Rubin Karon & Bremer as independent auditors for the current fiscal year.

                  [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

5. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    Date_________________________________, 1997


                                    ___________________________________________
                                                     Signature


                                    ___________________________________________
                                              Signature if held jointly

                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.